Exhibit 99.2

Ionis Prices Convertible Notes Offering to Refinance 2026 Convertible Notes

-	Refinancing transaction with proceeds to be utilized to repurchase or repay the 2026 Convertible Notes prior to or at maturity

CARLSBAD, Calif., November 12, 2025 – Ionis Pharmaceuticals, Inc. (NASDAQ: IONS) announced today the pricing of $700.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2030 (the “notes”) in a private placement (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Ionis also granted the initial purchasers of the notes an option to purchase, within the 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $70.0 million aggregate principal amount of notes from Ionis. The sale of the notes is expected to close on November 17, 2025, subject to customary closing conditions.

The notes will be general unsecured obligations of Ionis, and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on December 1, 2030, unless earlier converted, redeemed or repurchased.

Ionis estimates that the net proceeds from the offering will be approximately $682.8 million (or approximately $751.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Ionis.

Ionis expects to use approximately $267.6 million of the net proceeds from the offering to repurchase for cash $200.0 million in aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 notes”) pursuant to the concurrent note repurchase transactions described below. Ionis expects to use the remaining net proceeds from the offering for additional repurchases of the 2026 notes from time to time following the offering, including the repayment of any remaining 2026 notes at maturity, and for general corporate purposes.

Before September 1, 2030, holders will have the right to convert their notes only upon the satisfaction of specified conditions and during certain periods. On or after September 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time. Upon conversion, Ionis will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The conversion rate for the notes will initially be 10.1932 shares of Ionis’ common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $98.10 per share of Ionis’ common stock). The initial conversion price represents a premium of approximately 35.0% over the last reported sale price of $72.67 per share of Ionis’ common stock on November 12, 2025. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued or unpaid special interest, if any.

Ionis may not redeem the notes prior to December 6, 2028. Ionis may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after December 6, 2028 if the last reported sale price of Ionis’ common stock has been at least 130% of the conversion price for the notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Ionis provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. However, Ionis may not redeem less than all of the outstanding notes unless at least $100.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time Ionis sends the related notice of redemption. No sinking fund is provided for the notes.

If Ionis undergoes a “fundamental change” (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require Ionis to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date or if Ionis delivers a notice of redemption, Ionis will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period (as defined in the indenture that will govern the notes), as the case may be.

Concurrently with the pricing of the notes in the offering, Ionis entered into separate and individually negotiated transactions with certain holders of the 2026 notes to repurchase for cash $200.00 million in aggregate principal amount of the 2026 notes on terms negotiated with each holder (each, a “concurrent note repurchase transaction”). This press release is not an offer to repurchase the 2026 notes, and the offering of the notes is not contingent upon the repurchase of any of the 2026 notes.

In connection with any repurchase of the 2026 notes, Ionis expects that holders of the 2026 notes who agree to have their 2026 notes repurchased and who have hedged their equity price risk with respect to such notes (the “hedged holders”) will unwind all or part of their hedge positions by purchasing Ionis’ common stock and/or entering into or unwinding various derivative transactions with respect to Ionis’ common stock. The amount of Ionis’ common stock to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historic average daily trading volume of Ionis’ common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Ionis’ common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Ionis cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Ionis’ common stock.

The notes and any shares of Ionis’ common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Ionis Pharmaceuticals

For three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis has marketed medicines and a leading pipeline in neurology, cardiometabolic and other areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients.

Ionis’ Forward-looking Statement

This press release includes forward-looking statements regarding the offering, including statements regarding the anticipated completion and timing of the offering, the expected repurchase of 2026 notes, including the concurrent note repurchase transactions, the expected unwind by the hedged holders of their hedge positions and the anticipated effects of such actions, and Ionis’ expected use of proceeds from the offering. Any statement describing Ionis’ expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, including, without limitation, changes in market conditions, whether Ionis will be able to satisfy closing conditions related to the offering, whether and on what terms Ionis may repurchase or repay any of the 2026 notes, the concurrent note repurchase transactions, the actions of the hedged holders and unanticipated uses of capital. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis’ programs are described in additional detail in Ionis’ annual report on Form 10-K for the year ended December 31, 2024 and most recent Form 10-Q, which are on file with the Securities and Exchange Commission, as well as other subsequent filings Ionis makes with the Securities and Exchange Commission from time to time. Copies of these and other documents are available from Ionis.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our,” and “us” refers to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals® is a trademark of Ionis Pharmaceuticals, Inc.

Ionis Investor Contact:

D. Wade Walke, Ph.D.

IR@ionisph.com

760-603-2331

Ionis Media Contact:

Hayley Soffer

media@ionis.com

760-603-4679